UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 12, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Share Exchange Agreement

On December 12, 2008, IA Global, Inc. (the “Company”) and Taicom Securities Co Ltd (“Taicom”) entered into an Amendment to Share Exchange Agreement (the “Amendment”). Pursuant to this Amendment, the Company agreed to return 302,100 of its Taicom Preferred Shares on each of December 12, 2008, January 20, 2009 and February 20, 2009 or 906,300 in total in exchange for $130,000 cash payments or $390,000 in total. Upon the completion of these payments, the Company’s 20% interest in Taicom will be reduced to approximately 8% or 555,900 shares. The February 20, 2009 share return may be adjusted on a pro-rata basis if the average closing share price for the period December 12, 2008 to February 20, 2009 is below $.038 per share.

The Company closed its 20% equity investment in Taicom on June 3, 2008. The transaction between the Company and Taicom was structured as a share exchange in which the Company issued 26,000,000 shares of its common stock at $.20 per share, the close price during the negotiations in exchange for 1,389,750 Class B Preferred Shares of Taicom. The transaction was valued at $5.2 million.

The Company expects to write-down its investment in Taicom by approximately $3.3 million during the quarters ending December 31, 2008 and March 31, 2009.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Form of Performance Warrant

On December 12, 2008, the Company issued a Performance Warrant to Mr. Ning, the Chairman of Taicom. The Performance Warrant requires Mr. Ning to raise $500,000 by each of March 31, 2009, May 31, 2009, July 31, 2009 and September 30, 2009 or $2,000,000 in total. If the funds are raised by this timetable, Mr. Ning earns the Performance Warrant for 8,125,000 common shares exercisable at $.04 per share or 32,500,000 in total and such warrant expires on December 11, 2013. If the funds are not raised by the indicated date, the Performance Warrant for the date indicated is forfeited. The Company agreed to register the common stock issuable upon the exercise of the Performance Warrants with NYSE Alternext US once such Performance Warrant is earned. The Performance Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

A Form of Performance Warrant is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Amendment to Share Exchange Agreement dated December 12, 2008 by and between IA Global, Inc. and Taicom Securities Co Ltd.

10.2	Form of Performance Warrant dated December 12, 2008 by and between IA Global, Inc. and Michael Ning.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: December 17, 2008

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer